UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2020

Kiniksa Pharmaceuticals, Ltd.

(Exact name of Registrant as Specified in Its Charter)

Bermuda	001-730430	98-1327726
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Kiniksa Pharmaceuticals, Ltd.

Clarendon House

2 Church Street

Hamilton HM11, Bermuda
(808) 451-3453

(Address, zip code and telephone number, including area code of principal executive offices)

Kiniksa Pharmaceuticals Corp.

100 Hayden Avenue

Lexington, MA, 02421

(781) 431-9100

(Address, zip code and telephone number, including area code of agent for service)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Shares $0.000273235 par value	KNSA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

By way of background (a) Shire Human Genetic Therapies, Inc. (“Shire”) (as successor-in-interest to AMAG Pharmaceuticals, Inc.), as tenant, and 92 Hayden Avenue Trust, as landlord, are parties to a lease agreement dated May 22, 2008 (as amended, the “Lease”) covering the entirety of the building (the “Building”) at 100 Hayden Avenue, Lexington, MA (the “Site”), all as more particularly described in the Lease (the “Premises”) and (b) Kiniksa Pharmaceuticals Corp. (“Kiniksa US”), a subsidiary of Kiniksa Pharmaceuticals, Ltd., as subtenant, and Shire, as sublandlord, are parties to a Sublease Agreement dated March 13, 2018 (as amended, the “Sublease”). Further, in connection with the Agreement (as defined below), Kiniksa US entered into a Fourth Amendment (“Fourth Amendment”) to the Sublease with Shire dated as of November 6, 2020 to extend the term of the Sublease by one month to August 31, 2021 (the “Sublease Expiration Date”).

On November 6, 2020, Kiniksa US, as tenant, entered into a Recognition and Attornment Agreement and Amendment of Sublease (the “Agreement”) with 92 Hayden Avenue Trust, as landlord (“Landlord”), pursuant to which Kiniksa US will lease the Premises directly from Landlord upon the Sublease Expiration Date. The Agreement extends the term of the Sublease for the period commencing September 1, 2021 and expiring on August 31, 2023 (the “Extended Term”), unless earlier terminated, upon the same terms and conditions of the Sublease (as amended by the Fourth Amendment), except as specifically amended by the Agreement (as so amended, the “Amended Sublease”), notwithstanding the expiration of the Lease on August 31, 2021.

Upon commencement of the Extended Term (a) Kiniksa US and Landlord will be directly bound by the terms and conditions of the Amended Sublease for the term thereof with the same force and effect as if Landlord were the sublandlord and Kiniksa were the subtenant under the Amended Sublease and (b) Kiniksa US, as tenant, will attorn to Landlord, as landlord, under the Amended Sublease and Landlord, as landlord, will recognize Kiniksa US as its tenant under the Amended Sublease. Further, at such time the Sublease will be amended, to provide for the following, among other things:

•	The Monthly Base Rent (as defined in the Sublease) will be payable by Kiniksa US to Landlord in the monthly amount of $233,016.67 from September 1, 2021 through August 31, 2022 and $240,007.17 from September 1, 2022 through August 31, 2023. If Kiniksa US exercises its option to extend the term of the Sublease, Monthly Base Rent will be payable in the monthly amount of $247,207.38 from September 1, 2023 through August 31, 2024.

•	The Sublease will constitute an absolutely net lease, whereby throughout the Extended Term (and any further extension thereafter) Tenant will be responsible for all operating expenses, real estate taxes and electricity respecting the Premises, the Building and the Site as provided in Sections 2.6 and 2.7 of the Lease, which will be applicable to the Amended Sublease, except as such sections are specifically amended by the Agreement.

The Agreement also provides for standard representations, warranties and indemnification provisions.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Recognition and Attornment Agreement and Amendment of Sublease by and between Kiniksa Pharmaceuticals Corp. and 92 Hayden Avenue Trust dated as of November 6, 2020

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINIKSA PHARMACEUTICALS, LTD.

Date: November 10, 2020	By:	/s/ Thomas Beetham
Thomas Beetham
Executive Vice President, Chief Legal Officer